As filed with the Securities and Exchange Commission on this January 15, 2015

Registration No. 333-200082

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YGEIA CONSULTING GROUP, INC.

 (Name of registrant as specified in its charter)

Florida	7389	47-1157203
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

YGEIA CONSULTING GROUP, INC.

1278 Justin Road Ste 109-B4

Lewisville, TX 75077

PH: 877-922-0047

 (Address and telephone number of registrant’s principal executive offices)

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

727-471-0444

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.0001	1,332,000	$0.075	$48,900.00	$5.21

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.  The 1,332,000 shares of common stock identified in the table above relate to the Resale Offering by forty (40) selling shareholders.  This does not include 20,000,000 shares beneficially owned by our current officers, directors and affiliated persons.  There are a total of 21,332,000 shares of our common stock issued and outstanding as of January 15, 2015.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 8.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED January 15, 2015

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated January 15, 2015

YGEIA CONSULTING GROUP, INC.

1278 Justin Road Ste 109-B4

Lewisville, TX 75077

PH: 877-922-0047

The Securities Being Offered For Resale Are Shares of Common Stock of

YGEIA CONSULTING GROUP, INC.

Shares offered by Security Holders in Resale Offering

1,332,000

This prospectus relates to 1,332,000 shares of YGEIA CONSULTING GROUP, INC. Common Stock which is being offered in the Resale Offering, by the security holders named in this prospectus under the caption “Selling Security Holders.”  The 1,332,000 shares of common stock identified in the table above relate to the Resale Offering by forty (40) selling shareholders.  This does not include 20,000,000 shares beneficially owned by our current officers, directors and affiliated persons.  There are a total of 21,332,000 shares of our common stock issued and outstanding as of January 15, 2015.

It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus.  The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security.  There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  The selling shareholders may sell shares of our common stock at a fixed price of $0.075 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Selling shareholders may be deemed underwriters as defined under the Securities Act of 1933. The company has no present plans to be acquired or to merge with another company nor does the company, or any of its shareholders, have plans to enter into a change of control or similar transaction

The offering shall terminate no later than 180 days from the effective date of this registration statement. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk.  You should read the “RISK FACTORS” section beginning on page 8 before you decide to purchase any of our common stock.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Nor have they made, or will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

Item 3.   Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

This summary highlights certain information contained elsewhere in this prospectus.  You should read the following summary together with the more detailed information regarding YGEIA CONSULTING GROUP, INC. (“Us,” “We,” “Our,” “YGCG,” the “Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

 The Company

Our Business

YGEIA CONSULTING GROUP, INC. (hereinafter “YGCG”) is incorporated in the State of Florida in June 2014. We were formed as a consultant to the Healthcare industry.  The Healthcare industry is subject to constant change due to market trends, thereby making it extremely competitive. The Healthcare industry is complex, because several segments are regulated by both federal and state governments. YGCG’s approach assists general business operations with the growth and development, international expansion and marketing aspects of their business, allowing our potential customers to focus on the business aspects of operations. By using the services provided by YGCG, our clients are free to focus on compliance with regulations within their industry, and to complete their primary business goals.

YGEIA CONSULTING GROUP, INC. focuses on three main aspects of the consulting business: operations management, international expansion strategy and marketing. Assisting business owners to build strong relationships with their vendors, partners and contractors will allow our client companies to add business stability through retention of key personnel, project success and brand sustainability.

Our programs will be tailored to meet the needs and requests of our clients. We will assist our clients with growth by increasing their customer base and assisting their operations and growth management in new markets.

We will provide customized business strategies, based upon client preference, which may include any or all of the following:

• International and domestic corporate development strategies;

• Strategic and financial partnering specific to healthcare revenue;

• Project management;

• Seminars and Special Events; and,

• Marketing.

The company has consulted on a number of projects on a pro-bono basis to establish a strong corporate history toward obtaining a strong paying client base. The rate charged for our services will be dependent upon the level of consulting services the client company is interested in utilizing and the complexity of the client company business. YGCG consulting fees will be negotiated and established based upon factors such as the level of services requested by the client.

Thus far we have marketed our services primarily to Healthcare organizations located in the United States of America (the “U.S.”). YGCG has been doing business since inception, June 2014.  Originally formed to do any and all legal business, the intent of the corporation was to specialize in corporate development and growth management consultation.  Tania Martin-Mercado, our president has been involved in the company since inception and is the founder.  We focus on geographic areas, projects and budget levels where we believe there are significant demand for our services and the potential for attractive returns to our company and investors. We do not consider our company to be a “blank check company” as such term is defined in Securities and Exchange Commission Rule 419; however, we are a company with minimal revenues and limited operations and our auditor has expressed substantial doubt about our ability to continue as a going concern. The company is not a “blank-check company” and is not being formed for the purposes of a reverse merger or any other like transaction. The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction The company does now and will continue to operate as an advisory company, on a fee-based compensation basis, for independent clients requiring our expertise, experience and international contact networks. Any acquisitions that the company may make in the future, would be of companies similar in nature to our own, operating in similar or complementary industry segments or geographic location; that would provide YGCG with new growth opportunities or competitive advantage. However, even though our business plan does contemplate potential growth through the acquisition of specialty service providers and other independent consulting services companies that would complement our business plan we are first and foremost a business consulting company YGCG anticipates growth through the consolidation of consulting service providers, proprietary processes and small to mid-sized independent management consulting companies that operate in related industries. Our management has designed an aggressive but straightforward strategy to transition YGCG to a full service independent consultant to the Healthcare industry solutions provider in addition to our consulting with minimal risk to the existing operation.

We believe that our conduct to date evidences significant, bona fide business operations and a scenario that is wholly inapposite to any attempt to create the mere appearance of a specific business plan and effort to avoid the application of Rule 419.

The Company is focused on addressing areas of business, which concentrate on healthcare business operations, hospital operations, healthcare information technology trends, and those related components that assist in advancing healthcare on a national and global scale. These include:

1Healthcare Strategy and Planning

2Accountable Care Organizations

3 Healthcare Information Technology

4 Business Intelligence and Analysis

5 Healthcare Reform Trends and Analysis

The founders of YGEIA CONSULTING GROUP, INC. have extensive experience in the consulting, planning, technical development and production processes aspects associated with this industry, and intend on providing these services, on a contract basis, to healthcare organizations.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.  This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.  As a smaller reporting company, we intend to rely upon and utilize each exemption available to us under applicable law to minimize our cost of compliance with federal securities laws.

The Company, the officer and director, or any Company promoters or their affiliates do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company. We do not believe that we are a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person unless we believe it will enhance, improve or grow our business operations.  At this time, our objective is to increase our business operations by marketing our services and performing our job with quality and care to maximize value for our shareholders.

The following sections present an overview of our business segment, including information regarding the principal business and competitive strengths. Our results of operations and financial condition are subject to a variety of risks. For information regarding our key risk factors, see “Risk Factors.”

We conduct consulting services in industry/incentive friendly regions of the United States of America. Our business consists of one operation from the corporate headquarters. Our revenue will be generated from consulting services.

We currently have only one employee, Tania Martin-Mercado who is our CEO and President, and Director.

The Offering

Number of Shares Being Offered:

The selling security holders may sell up to 1,332,000 shares of common stock at $0.075 per share. Affiliated persons are not offering any shares.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  Non-affiliated selling security holders will sell at the fixed price.  Selling shareholders are underwriters as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:

21,332,000 shares of our common stock are issued and outstanding.  We have no other securities issued.

Selected Financial Data - Annual:

		June 15, 2014 (inception) through August 31, 2014

Current assets		$160,279
Total Assets		160,279

Total current liabilities		207,962
Total stockholders' equity (deficit)		(47,133)

Working Capital		(47,683)

		June 15, 2014 (inception) through August 31, 2014
Statement of Operations
Revenues	$	---
Operating expenses		144,971
Interest Expense		4,162
Net income (loss)		$(149,133)

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below.  You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.  Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

(1) Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis.  We have a working capital deficiency of $47,683 and have an accumulated deficit of $47,683 since inception as of August 31, 2014.  We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  The Company to date has funded its initial operations through the sale of unregistered securities in the amount of $48,450.  Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

(2)  Our access to credit markets may be limited, which may adversely impact our liquidity.

We may require additional capital from outside sources from time to time. Our ability to arrange financing, and the cost of such capital, is dependent on numerous factors, including:

•	credit availability from banks and other financial institutions;

•	investor confidence in us;

•	our levels of indebtedness;

•	competitive, legislative and regulatory matters;

•	cash flows; and,
•	provisions of tax and securities laws that may impact raising capital.

In addition, volatility in the capital markets may adversely affect our ability to access any available borrowing capacity under our revolving credit facility.

(3) Because of the natural decline in production in our areas of operation, our success depends on our ability to obtain new sources of business, which is dependent on factors beyond our control.

We have no control over the level of business consulting in our areas of operation. In addition, we have no control over business owners or their decisions, which are affected by, among other things, the availability and cost of capital, prevailing and projected prices, and demand for services, levels of reserves, geological considerations, and or other governmental regulations.

(4) Our establishment of new areas may not result in the anticipated revenue increases and is subject to unanticipated regulatory, political, legal and economic risks which could adversely affect our business.

One of the ways we intend to grow our business is through the establishment of new sales areas. The additions or modifications to our existing business and of new areas could involve a variety of regulatory, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. If we undertake such projects, they may not be completed on schedule or at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand into a new geographical area, the expansion may occur over an extended period of time and we will not receive any material increases in revenue until the project is completed. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. To the extent we rely on estimates of future production in our decision to expand, such estimates may prove to be inaccurate because of numerous uncertainties inherent in estimating quantities of future production. As a result, new areas may not be able to attract enough demand to achieve our expected investment return which could adversely affect our results of operations, cash flows and financial condition.

(5) We may be unable to generate sufficient or positive cash flows from the sale of services to adequately support our financial or operational results.

Our marketing results depend upon our ability to generate sufficient or positive cash flows from the purchase, sale and cost to provide our services. Our cash flows are affected by many factors beyond our control, including:

•	availability of parties willing to enter into purchase and sale transactions with us;
•	increases in operational or capital costs;

•	availability of funds from our operations and credit facilities to support marketing activities;

•	availability of counterparties willing to offer credit to us; and,

•	reductions in demand for, and supply of, consulting services for any reason.

     (6) We operate in a highly competitive business environment, and competitive pressures could adversely affect our business.

We compete with similar enterprises in our areas of operation. Our competitors may expand or construct sales systems and associated infrastructure that would create additional competition for the services we provide to our customers. Our ability to establish and then renew or replace existing contracts with our customers at rates sufficient to maintain current revenue and cash flows could be adversely affected by the activities of our competitors and our customers. Uncertainty and possible adverse publicity may make us more susceptible to the loss of customers to our competitors. All of these competitive pressures could have a material adverse effect on our business, results of operations and financial condition.

(7) Because our financial statements reflect results from inception, financial information in our current and future financial statements may not be comparable to prior periods.

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.

(8) We have minimal revenues and limited operating history.

We are a company with no principal revenues and limited operations and our auditor has expressed substantial doubt about our ability to continue as a going concern. Our record of minimal revenues and a limited operating history pose specific risks that may adversely affect our business or an investment in our common stock.  There can be no assurances that we will generate sufficient revenue from future operations to implement our business plan or otherwise allow management to continue to devote any time to our business operations. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as ours, in establishing a business as consulting firm. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a client base that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model among these risks. To address these risks, we must, among other things:

•

expand our customer base;

•

enhance our name recognition;

•

expand our product and service offerings;

•

successfully implement our business and marketing strategy;

•

provide superior customer service;

•

respond effectively to competitive and technological developments; and,

•

attract and retain qualified personnel.

(9) Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in the Midwest, Southeast and West coast region of the U.S. As a result, our results of operations, cash flows and financial condition depend upon the demand for our services in these regions. Due to our current lack of broad diversification in industry type and geographic location, adverse developments in our current segment of the midstream industry, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

(10) As a public company, we will be subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy will raise our costs and may divert resources and management attention from operating our business.

We have historically operated as a private company. Following the effectiveness of this registration statement, we will need to file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other reporting and corporate governance requirements, including the listing standards of the national securities exchange upon which we may list our Class A Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which will impose significant new compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;
•	define and expand the roles and the duties of our Board of Directors and its committees;

•	institute more comprehensive compliance, investor relations and internal audit functions;

•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending December 31, 2014. Our internal control over financial reporting may not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements.

The changes necessitated by becoming a public company will require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

(11) We are exposed to the creditworthiness and performance of our customers, suppliers and transactional counterparties, and any material nonpayment or nonperformance by one or more of these parties could adversely affect our financial and operational results.

There can be no assurance we have adequately assessed the creditworthiness of each of our existing or future customers, suppliers or transactional counterparties or that there will not be a rapid or unanticipated deterioration in their creditworthiness, which may have an adverse impact on our financial condition and results of operations. Nor is there certainty that our counterparties will perform or adhere to existing or future contractual arrangements. We plan to be paid upfront for the services that we provide, however in order to garner business in the early stages, we may have to provide consulting services and then invoice the clients.  In many cases there could be as much as 30-60 days before cash flow begins. In essence we are extending credit to our clients.

We manage our exposure to credit risk through credit analysis and credit monitoring procedures and policies, including credit support requirements for customers and counterparties to which we extend no or limited unsecured credit, such as letters of credit, prepayments, and guarantees. Additionally, we apply a risk/reward analysis on each client to insure that their projections and business assumptions are accurate, reasonable and provide a likelihood of success. However, these procedures and policies cannot fully eliminate counterparty credit risks, and to the extent our procedures and policies prove to be inadequate, our financial and operational results may be negatively impacted.

(12) We Are Dependent On The Services Of A Certain Key Employee And The Loss Of Her Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chief Executive Officer and Chairman, Tania Martin-Mercado.  Our continued success also depends on our ability to attract and retain qualified personnel.  We believe that Ms. Martin-Mercado possesses valuable knowledge, experience and leadership abilities that would be difficult in the short term to replicate.  The loss of her as a key employee could harm our operations, business plans and cash flows. Ms. Martin-Mercado has agreed to dedicate approximately 20 hours per week to the development of our business. This limited amount of time that Ms. Martin-Mercado is able to devote to the development of our business on a weekly basis may inhibit our ability to generate sufficient revenue to maintain our business as a going concern. Furthermore, management has limited experience in operating a public company.

(13) The Limited Experience In Operating A Public Company

Our Chief Executive Officer and Chairman, Tania Martin-Mercado has limited experience in operating a public company. As a result her inexperience could harm our operations, business plans and cash flows.

(14) We owe a note payable for a consulting fee that was not paid as required.

We owe a note payable for a consulting fee to New Opportunity Business Solutions, Inc. of $199,800 with a 10% interest rate that was not paid as required. As a result we are accruing the interest monthly that could negatively affect our liquidity and cash flow should the note holder choose to force payment before the company is financially capable of servicing the note.

Risks Related To This Offering

(15)  There Is No Public Market for Our Shares, and We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment.  Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop.    Due to the limited services we offer, we anticipate that demand for our shares will not be very high.  If a trading market does develop for the securities offered hereby, we do not know if it will be sustained.  We plan to apply to have our stock quoted on the over-the-counter (“OTC”) Electronic Bulletin Board.  Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”).  We must obtain the services of a FINRA approved broker-dealer/market maker to file an application for our company and we do not know if such market maker will be to obtain a listing or if an established market for our common stock will be developed.

(16)  Because it May Be Difficult to Effect a Change in Control of YGEIA CONSULTING GROUP, INC.  Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better.

Tania Martin-Mercado, President and CEO currently holds approximately 20,000,000 shares of our outstanding voting stock, of which no shares are being registered in this offering. If Ms. Martin-Mercado chooses to keep all of her stock (that is, they sell none of their stock during this offering), Ms. Martin-Mercado could retain their status as a controlling security holders.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better.  Ms. Martin-Mercado have the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(17)  The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders.  Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.  The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock.  The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock.  These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(18)  Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease.

We expect our business to solely consist of the sale of consulting services.  We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace.  This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

 (19) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares.  We established the offering price based on our recent sale of stock at par value, not based on perceived market value, book value, or other established criteria.  We did not obtain an independent appraisal opinion on the valuation of the shares.  The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(20)  Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors.  We do not know the amount of cash that we will generate, if any, once we have more productive operations.  Cash distributions are not assured, and we may never be in a position to make distributions.

 (21)  The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

 (22) If our customers are found in violation of the Environmental, Health and Safety Regulation it could negatively impact our sales if our customers’ operations are interrupted.

General

Our customers’ operations have been subject to varying degrees of complex laws and regulations by multiple levels of government relating to the production, transportation, storage, processing, release and disposal of waste, products and other materials or otherwise relating to protection of the environment. Our company is not currently directly subject to such regulations.

(23) We might not be successful in achieving our objectives if there are significant changes in the economic and regulatory environment surrounding business.

YGCG will be subject to risks related to national economic conditions, changes in the investment climate for business consulting governmental rules and fiscal policies, and other factors beyond the control of our management.

(24) Our business may be significantly harmed by a slowdown in the economy.

An overall decline in the economy or the occurrence of a natural disaster could decrease the need of our services. . This could restrict our success in attracting clients and significantly harm our business, financial condition and liquidity.

(25) To the extent that we expand our operations to new markets, our business operations may suffer from our lack of experience, which may adversely affect our revenues.

Currently, YGCG operates in Texas.  Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the market in which we currently operate. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans, which may diminish our revenues.

(26) The issuance of additional shares of stock to obtain additional financing may dilute the holdings of our existing stockholders or reduce the market price of our stock.

The 1,332,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission.  The security holders may sell some or all of their shares immediately after they are registered.  In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. YGCG cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements.  Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by YGEIA CONSULTING GROUP, INC. described in “Risk Factors” and elsewhere in this prospectus.  For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)

an abrupt economic change resulting in an unexpected downturn in demand for our services;

(b)

governmental restrictions or excessive taxes on our services;

(c)

economic resources to support the development of our projects;

(d)

expansion plans, access to potential clients, and advances in technology; and.

(e)

lack of working capital that could hinder acquisitions for development of our projects.

Item 4. Use of Proceeds.

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

Item 5. Determination of Offering Price.

The price of the shares we are offering was arbitrarily determined by us.  The offering price bears no relationship whatsoever to our assets or earnings.  Among factors considered were:

(a)

Our recent sales of securities under Regulation D and Section 4(2) of the Securities Act of 1933, as amended, at $0.075,

(b)

Our relative cash requirements, and,

(c)

Our management expertise.

Item 6. Dilution

We are not offering any shares of our common stock by this prospectus. 1,332,000 shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.   All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $0.075 per share until the prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. As of August 31, 2014 the negative net tangible book value of our shares was ($47,683) or approximately ($0.002) per share, based upon 21,332,000 shares outstanding.

Upon completion of this offering there is no dilution effect to the potential shareholders since the common stock to be sold in this Offering is common stock that is currently issued and outstanding.

The following table identifies the prices that common stock has been issued within the last 5 years in compliance with Regulation S-K Item 506.

Shareholder	Number of shares	Price paid per share	Consideration paid

Tania Martin-Mercado, President, CEO	20,000,000	$0.0001	Services (1)
Soellingen Advisory Group, Inc	680,000	$0.075	Services (2)
All other investors	652,000	$0.075	$48,900.00

(1)

Tania Martin-Mercado has expended several months of time and expense in preparing the business for launch, including but not limited to, marketing, client acquisition, establishing our network, forming strategic alliances, raising capital, and formulating strategy.

(2)

Soellingen Advisory Group Inc. has provided our CEO with valuable insights and advice regarding corporate structuring and the processes involved in preparing to become a publicly listed corporation.

Item 7. Selling Security Holders.

This prospectus will be used for the offering of shares of our common stock owned by selling security holders.  The selling security holders may offer for sale up to 1,332,000 of the 1,332,000 shares of our common stock originally issued to them by subscription agreement at $0.075 per share.  The shares of common stock were issued pursuant to Regulation D and Section 4(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.  All shareholders are sophisticated investors who were personally known by our president, Tania Martin-Mercado. Selling security holders must sell their shares at $0.075.  We will not receive any proceeds from such sales.  The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act.  All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company.  All expenses of this offering are being paid for by us on behalf of selling security holders.  The following table sets forth information on our selling security shareholders.  Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Table 1.0 Selling Security Holders

Name of security holder	Shares owned as of the date of prospectus (1) prospectus (1) (3)	Shares beneficially owned as of the date of prospectus (2)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete (3)	Position, office or other material relationship to the company within last three years
Dayle Scheinman	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
John Hearld	200,000	400,000	0.937%	200,000	0.00%	Friend to CEO
Victoria Hearld	200,000	400,000	0.937%	200,000	0.00%	Friend to CEO
Ella Loud	12,000	24,000	0.057%	12,000	0.00%	Friend to CEO
Eckars Loud Sr.	12,000	24,000	0.057%	12,000	0.00%	Friend to CEO
Eckars Loud Jr.	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
John Hearld Sr.	4,000	8,000	0.019%	4,000	0.00%	Friend to CEO
Pearl Hearld	4,000	8,000	0.019%	4,000	0.00%	Friend to CEO
Paul Witherspoon	4,000	6,000	0.019%	4,000	0.00%	Friend to CEO
Jewel Witherspoon	2,000	6,000	0.0095%	2,000	0.00%	Friend to CEO
Gary Martin	4,000	8,000	0.019%	4,000	0.00%	Uncle to CEO
Katy Martin	4,000	8,000	0.019%	4,000	0.00%	Aunt to CEO
Shelby Martin	4,000	4,000	0.019%	4,000	0.00%	Cousin to CEO
E.J. Ford	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Cayenne Mayes	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Herman Cail	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Janeice Peoples	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Raamel Mitchell	1,000	1,000	0.005%	1,000	0.00%	Friend to CEO
Emmanuel Simon	1,000	1,000	0.005%	1,000	0.00%	Friend to CEO
Dominique Krefeld	4,000	4,000	0.019%	4,000	0.00%	Cousin to CEO
Erik Krefeld	4,000	4,000	0.019%	4,000	0.00%	Cousin to CEO
Jeffrey Linder	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Brett Krieger	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Monica von Rosenberg	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Michael Hefner	6,000	6,000	0.028%	6,000	0.00%	Friend to CEO
Wes Burkett	50,000	100,000	0.019%	50,000	0.00%	Friend to CEO
Alyn Burkett	50,000	100,000	0.019%	50,000	0.00%	Friend to CEO
Joseph Burkett	8,000	8,000	0.038%	8,000	0.00%	Friend to CEO
John McCann	6,000	6,000	0.028%	6,000	0.00%	Friend to CEO
Kerry Bates	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Evan Rhone	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Victoria Mercado	2,000	2,000	0.0095%	2,000	0.00%	Daughter to CEO
Marvin Martin	2,000	2,000	0.0095%	2,000	0.00%	Son to CEO
Ginger Martin	2,000	2,000	0.0095%	2,000	0.00%	Aunt to CEO
Bridgette Chavis	2,000	2,000	0.0095%	2,000	0.00%	Cousin to CEO
Erma Salazar	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Edward Rodriguez	8,000	8,000	0.038%	8,000	0.00%	Friend to CEO
Brig Johnson	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
James Head	4,000	4,000	0.019%	4,000	0.00%	Friend to CEO
Soellingen Advisory Group, Inc.[4]	680,000	680,000	3.187%	680,000	0.00%	Company Consultant

(1)

This column represents the actual number of shares owned by the shareholder without consideration of any shares beneficially owned by any selling shareholder’s spouse or minor child.

(2)

This column represents the actual number of shares beneficially owned in that Victoria and John Herald, Ella and Eckars Loud Sr., Patricia and John Herald Sr., Jewel and Paul Witherspoon, Katy and Gary Martin, Alyn and Wes Burkett are husband/wife. All other blood related parties to any of the “Affiliates” are adults, emancipated and lives independent of each other in different households. Accordingly none of these relationships fall under the term of “Affiliate”.

(3)

This column represents the percentage held in the event all of the 1,332,000 shares in the Resale Offering are sold.

(4)

Soellingen Advisory Group, Inc. based in Florida is a consultant to the company by Mr. David Haig, majority owner, CEO and President

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at the fixed price of $0.075 per share unless and until a market develops for our shares, such as quotation on the Over-the-Counter Bulletin Board or listed on a national securities exchange.  The selling shareholders may affect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.  Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares.  The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.  In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

Item 8. Plan of Distribution

Resale Offering

Our common stock is not traded on any market or securities exchange.  The selling shareholders may sell shares of our common stock at a fixed price of $0.075 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.075 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.075. The selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

The selling security holders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.075 per share, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.075 per share for the duration of this offering  In a post-effective amendment to this registration we will disclose pledges, donees and other transferees of the selling security holders, if any, as selling security holders.  The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a)

On such public markets as the common stock may from time to time be trading;

(b)

In privately negotiated transactions;;

(c)

Through the writing of options on the common stock;;

(d)

 In short sales; or

(e)

In any combination of these methods of distribution.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes.  Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares.  The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares.  These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders.    Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act when eligible, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them.  The pledges, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders.  The number of selling security holders’ shares offered under this prospectus will decrease as and when they take such action.  The plan of distribution for the selling security holders’ shares will otherwise remain unchanged.  In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.  The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any profit on the sale of shares by the selling security holders and any commission or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations hereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.  Also, the selling security holders are subject to application provisions that limit the timing of purchasers and sale of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities and Exchange Commission, they are required to comply with Regulation M.  In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.  We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum.  Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  The selling security holders and distribution participants are required to consult with their

Item 9. Description of Securities to be Registered

General

We are authorized to issue up to 500,000,000 shares of common stock, $.00001 par value per share, of which 21,332,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore.  There are presently no plans to pay dividends with respect to the shares of our common stock.  Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock.  The common stock is not subject to any liability for further assessments.  There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call.  The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Clifford J. Hunt, Esquire whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently are authorized but have not issued preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock since our inception.  We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future.  Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement we will have 1,332,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock.  The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Item 10. Interest of Named Experts and Counsel

On October 22, 2014 the Company retained Messineo & Co., CPAs, LLC, of Clearwater Florida (“M&Co”) as its independent certified public accountant.  M&Co has audited the financial statements for YGEIA CONSULTING GROUP, INC.  Inc. as of August 31, 2014 and for the period June 15, 2014 (inception) through August 31, 2014. The date of the report for these audited financial statements is  November 3, 2014. M&Co, whose report is contained herein, was paid in cash for services rendered.  Therefore, the firm has no direct or indirect interest in us.  M&Co’s report was given based on their authority as experts in accounting and auditing.

Clifford J. Hunt, Esquire is counsel for our Company and has given an opinion on the validity of the securities being registered; the opinion appears elsewhere in this registration statement.  Mr. Hunt has no direct or indirect interest in us.

Item 11. Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

Business Consulting

General

YGEIA CONSULTING GROUP, Inc., (“YGCG”) was formed in 2014. YGCG was formed to focus on providing business consulting primarily for small to medium sized businesses (typically less than 500 employees) in the Healthcare industry. While being domiciled in Florida and located in Texas, YGCG’s management fully intends to expand its presence in the business consulting industry, by increasing the consulting capacity through the hiring of additional consultants as well as strategic acquisition options. Our comprehensive service will look at overall design, planning, and technologies for new implementation and manufacturing.

The Healthcare Consulting industry is a vast (and growing) global market. The key factors supporting this growth and opportunity include:

•

New ideas of advancement can be patented and potentially sold for profit

•

New ideas would be patented creating corporate intellectual property (I.P)

•

Global out-reach and demand for information technologies

•

Fast growing International Information Technology Sector

•

The potential for both long and short-term gains

•

Massive International trade

The founders of YGEIA CONSULTING GROUP, INC. have extensive experience in healthcare business operations, hospital operations, healthcare information technology trends, and those related components that assist in advancing healthcare on a national and global scale

We have conducted marketing and sales activities to take advantage of opportunities related to time, location and quality of various consulting projects.

We currently conduct our marketing operations primarily in Industry/Incentive friendly regions of The United States of America specifically Texas.

We do not have any off-balance-sheet arrangements.

How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct a private offering under Section 4(2) of the Securities Act of 1933.

In the event we raise additional capital, we will be able to implement our expansion in accordance with our business plan.  We anticipate that we will use the funds raised to fund marketing activities and working capital.  Our failure to market and promote our services will harm our business and future financial performance.  If we are unable to expand our operations within the next twelve months, we will likely see a decrease in the ability of increasing our revenues.  We cannot guarantee that additional funding will be available on favorable terms, if at all.  If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses.  Our directors have agreed to continue to fund our operations as needed over the next 12 months until cash flows are sufficient to sustain operations.  Pursuant to the agreement it is binding on our CEO and he has agreed to only the return of his capital with no interest or other consideration. Thus far there has not been any need for funds provided by our CEO. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes.  If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever.  The implementation of our business strategy is estimated to take approximately 12-18 months. Currently we have not been able to secure any paying clients. However, our CEO has been in the Healthcare Information Technology manufacturing business for many years (as further described in table 3 on page 26) and has commenced making initial contact with his previous associates.  Once we are able to secure funding, implementation will begin immediately.  We anticipate 30 days to be in a stage of full operational activity to gain additional clients. The major parts of the strategy to be immediately implemented will be the sales and marketing and office equipment and human resource procurement.

Our lack of revenues has affected the Company directly. Without a strong or known market demand, it was considered a risk to expand in any new geographical areas, since there was realistic probability that costs would not be recovered upon completion and sales generated.

Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities.

Industry Overview

Scores of other major companies have made consulting a core part of executive development. The belief is that, under the right circumstances, one-on-one interaction with an objective third party can provide a focus that other forms of organizational support simply cannot. A sampling of the top healthcare management consulting firms are but not limited to:

COMPANY NAME	BUSINESS FOCUS
Nexera	Healthcare Consulting specific to Operations and Supply Chain
Huron Consulting Group	Healthcare Consulting
The Camden Group	Healthcare Consulting
Beacon Partners	Management Consulting
ACS (a Xerox Company)	Management Consulting
GE Healthcare BioScience

.

Marketing

YGCG has developed a multi-pronged, targeted marketing program aimed at informing potential customers of the Company’s services.

Internet Promotions

YGCG will utilize its website and email database for both educational and promotional activities. We will promote all of our upcoming company events such as workshops, seminars, business clubs, etc. and include testimonials from our client base. Our primary means of promoting the website is the registration with all major and most minor search engines, insuring that web users are directed to the site when they search for information regarding business consulting.  Finally, the Company’s web address will be featured on all printed materials, including advertisements, stationary, etc.  Our website address is http://www.ygeiagroup.com.

Strategic Alliances

YGCG will gain a significant amount of leads through developing strategic alliance relationships with companies offering complimentary services and products to the small to medium size business markets. This will enable YGCG to market its services into the customer database of the partnering company leveraging the trust developed between the strategic partner and their customers.

Seminars & Workshops

YGCG will periodically conduct seminars and workshops to educate the marketplace on all products and services offered. This strategy is an effective and highly leveraged method to reach large portions of the market.

Several sectors of the healthcare industry are regulated by federal and state regulations. To provide the best service for a customer, the company must develop a relationship with that customer. The company must learn about the customer’s production goals and aspirations, and the company must retain each customer’s past and current situation in a secure and responsible manner.

THE YGEIA CONSULTING GROUP, INC. SOLUTION

Our Strategy

In addition to our consulting services which provide assistance to client companies with operations management, international expansion strategy, and marketing, once our business model is established, the primary strategy for growth will be through duplication of the business model in states with large concentrations healthcare organizations, healthcare information technology businesses and/or other industry specific benefits as well as acquisition of currently operating managing consulting companies.

Our Business Model

Currently we have not been able to secure any paying clients. However, our CEO has been in the Healthcare Consulting and  Information Technology business for many years (as further described in table 3 on page 26) and has commenced making initial contact with his previous associates.  YGCG’s model is based on a vision of; offering a new complementary service consisting of assisting small to medium-sized companies (typically less than 500 employees)   to gain knowledge of international market opportunities and expansion strategies. This complementary service shall be provided through an introduction to our strategic alliance partners. Our primary objective will be for YGCG to provide business and corporate development consulting while at the same time introducing our client to strategic alliance partners who will then counsel them through various operational and strategic opportunities specific to the healthcare industry.

Building the YGCG Infrastructure

The operational infrastructure of YGCG is already in place in that our CEO has extensive experience in business building. Furthermore, he has been in the Healthcare Consulting and Information Technology business for many years (as further described in table 3 on page 26). However, the capacity to support future growth will be limited by the number of consultants within the consulting firm. YGCG will look to acquire other independent firms and/or consulting professionals to expand its consulting capacity accordingly. The company is not a blank-check company and was not formed for the purposes of a reverse merger or any other like transaction. The company does now and will continue to operate as an advisory company, on a fee-based compensation basis, for independent clients requiring our expertise, experience and international contact networks. Any acquisitions that the company may make in the future, would be of companies similar in nature to our own, operating in similar or complementary industry segments or geographic location; that would provide YGCG with new growth opportunities or competitive advantage.  The majority of the current consulting duties will initially be the responsibility of current senior management; however, as the Company implements its strategic growth plan, additions to the management team and growth in the operating structure will be required.

Expand To New Geographic Markets

While the near-term focus of YGCG management will be to grow its customer base in its local markets, the Company also intends to expand its market presence via an acquisition strategy of existing consulting firms. The “acquisition” growth strategy is secondary to our primary “organic” growth strategy of obtaining individual clients.

Increase Product and Service Offerings

Currently we have not been able to secure any paying clients. However, our CEO has been in the Healthcare Consulting and Information Technology business for many years (as further described in table 3 on page 26) and has commenced making initial contact with previous associates.  YGCG intends to leverage its existing relationships, however, management recognizes that these relationships are the foundation of the Company’s success, and therefore will only market programs which it believes will be attractive and beneficial to its customers.  YGCG will not inundate its customers with mass mailings or inferior product offerings in order to generate revenue.

Additional programs and services will be developed or sought out as the opportunity develops and demand warrants.  This growth will be generated both organically and through acquisition or strategic alliance. YGCG will serve as the center for these operations, with acquired companies and joint ventures operating under the umbrella of the parent company.

Competition

The company is aware of other consulting companies in the industry providing service for business, employee, and customer relationships. We have not located information for any other company or firm that is currently providing the services that we offer or with the focused approach of YGCG, which is maintaining the business owner/employee and customer relationships.

There may be consultants that assist business owners with attracting and retaining clients. At YGCG, we focus on providing the means to establish and maintain the personal aspect of the relationship.

Description of Property

We do not own or rent any real property, as our requirements are limited.  Our offices are currently located at 1278 Justin Road Ste 109-B4, Lewisville, TX 75077, which is being provided by Ms. Martin-Mercado at no charge.

We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 6 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan, we do not require personnel other than Ms. Martin-Mercado to conduct our business. In the future, we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Our common stock is not quoted or traded on any quotation medium at this time.  We intend to apply to have our common stock included for quotation on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”).  There can be no assurance that an active trading market for our stock will develop.  If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations in building construction, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in commercial real estate markets, changes in the market valuations of commercial real estate, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control.  In addition, the stock market in general, and the market for commercial real estate development in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.  Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 20,000,000 shares common stock that could be sold by the selling shareholders according to Rule 144 that we have not agreed to register for resale beneficially owned by our current officers, directors and affiliated persons. 20,000,000 shares of common stock which are held by our President and Director, Tania Martin-Mercado (A brief description of Rule 144 follows):

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an  ”affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer.  The definition of an “Affiliate” is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time.  In general, pursuant to Rule 144, a shareholder who has satisfied a six month holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one-year holding period.

Cash dividends have not been paid since inception.  In the near future, we intend to retain any earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  The declaration and payment of cash dividends by us are subject to the discretion of our board of directors.  Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors.  We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have forty (40) stockholders of record of our common stock as of August 31, 2014

Impact of the “Penny Stock” Rules on Buying or Selling Our Common Stock

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

We are not required by Florida law to provide annual reports.  At the request of a shareholder, we will send a copy of an annual report to include audited financial statements.  Once our registration statement becomes effective we will file annual, quarterly, and current reports as required by the Securities Exchange Act of 1934, as amended.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.  The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business Overview

YGCG, a Florida corporation, (the "Company") provides consulting services primarily to independent business owners and other market participants located nationally and internationally. Historically, we conducted initial marketing and sales activities to take advantage of opportunities related to time, location and quality of business operations. We have conducted our operations primarily in Texas.

Other consultancy companies have been concentrating on either infrastructure or specific areas of business such as healthcare staffing and large hospital operations. Although this is important one has to appreciate that overlooking small and medium healthcare companies and their operational and technological needs is often where many of these companies fail to cover. These overall packages will be a much more coherent way of conducting business as the packaging of complete solutions and systems mated to a successful healthcare practice is key to its eventual uptake in the future along with operational and infrastructural changes needed to both be safe and charge quickly and cost effectively.

Plan of Operation

Our plan of operation for the next twelve months will be to expand our client base. We market our consulting services to small and medium size businesses. As we continue to grow we will need to raise additional funds. We do anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. YGCG does intend to  use any income from our future clients to meet our operating expenses. We do not have need for the purchase of any property or equipment at this time. YGCG will not have any significant changes in the current number of employees.

The Healthcare industry is a vast (and growing) global market. The key factors supporting this growth and opportunity include:

•

New ideas of advancement can be patented and potentially sold for profit

•

New ideas would be patented creating corporate intellectual property (I.P)

•

Fastest growing sector of the Information Technology

•

Fast growing International Information Technology Sector

•

The potential for both long and short-term gains

•

Massive International trade

•

International grants and funding also available

The founders of YGEIA CONSULTING GROUP, INC. have extensive experience in both healthcare business operations, hospital operations, healthcare information technology trends, and those related components that assist in advancing healthcare on a national and global scale and intend on providing these services, on a contract basis, to healthcare organizations.

Our directors have agreed to continue to fund our operations as needed over the next 12 months until cash flows are sufficient to sustain operations.  Pursuant to the agreement it is binding on our CEO and she has agreed to only the return of her capital with no interest or other consideration. Thus far there has not been any need for funds provided by our CEO.  In addition, our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

Consulting Relationship

New Opportunity Business Solutions, Inc., a non related party for consulting services to the Company. YGEIA CONSULTING GROUP, INC. (YGCG) is a client of New Opportunity Business Solutions, Inc. The original amount of the note payable was $199,800, dated June 18, 2014.  The note states a 10% interest rate with no set maturity date and is due on demand. Payment of principal and interest is due on demand and is not contingent. However to the extent that the Company incurs expense to accomplish the goal of the consulting agreement, the obligation of the company shall be reduced an equal amount. The note is as support for the consulting fee which was owed by YGCG but not paid as required. Both note and consulting agreement with all terms are attached as exhibits. Accrued interest at August 31, 2014 was $4,162.

New Opportunity Business Solutions, the Consultant, shall serve generally, on a non-exclusive basis, as a corporate consultant. The services to be provided include but are not limited to the following: assist and oversee the filing of an S-1 Registration statement with the Securities Exchange Commission and any required amendments thereafter, assist and oversee the filing of a 15c211 with the Financial Investment Regulatory Authority (FINRA) and any required amendments thereafter, and those other filings that shall, from time to time, be required, to successfully obtain a quotation of the Company's common shares on the OTC Bulletin Board and obtain trading thereupon. The Consultant will also be responsible throughout the term for the timely preparation of financial statements, annual 10K and quarterly 10Q statements for review by a PCAOB accountant and the Company's SEC counsel, and assisting in timely EDGAR filing of 10K and 10Q's with the SEC. The goal of the consulting agreement is for the Company to obtain an effective S-1 registration statement and a trading symbol with the successful filing of the 15c211.

0-3 Months

Establish an office in Texas.

Preliminary contact with relevant industry colleagues and supplemental research resources and personnel.

Commence pre-marketing of those technologies and industries to which YGCG anticipates providing its research and consulting services.

Web site development and social media presence

Back office infrastructure and inside sales initiatives

4-6 Months	Establish industry links with prospective suppliers and corporate clients in domestic and international markets. Travel to relevant industry association events and trade shows.
7-12 Months

Discussions with interested companies (product development companies and manufacturers) to begin establishing joint research and development projects.

Acquisition of new equipment to increase the company's core capabilities and to enable it to provide its clients with value added contract research.

New clients will be brought in along with a growing staff to accommodate the growing demand accordingly.

Federal institutions will then be approached for larger possible joint ventures which will see a separate revenue income.

12 Month Growth Strategy and Milestones

While a strategic and wisely executed marketing campaign is key to expanding our customer base; providing new, cutting-edge, innovative strategies developed and implemented for our clients, will provide a solid platform upon which our operations will continue to grow and deliver long-term success.

Note: The following milestones are based on the company's business development strategy following this registration statement becoming effective.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and fully expect to fund these amounts from operations. There is however no guarantee that we will be able to fund out of operations. In that case our CEO has agreed to fund the projects. We also will most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.

Marketing costs	$9,000
Website development costs	6,000
Equipment purchase	10,500
Cost for being a public reporting company	15,000
Office Supplies	2,000
Staffing and Consultant costs	40,000
Total	$82,500

Results of Operations for the period ending August 31, 2014.

Revenues

The Company had no revenues during the period June 15, 2014 (inception) through August 31, 2014

Operating Expenses

Total Expenses.  Total expenses for the period ending August 31, 2014 was $149,133.  Total expenses consisted of advertising of $1,336; non-cash stock based compensation of $53,000; professional fees of $65,385; selling, general and administrative of $25,250; and interest expense of $4,162.  Total expenses were primarily due to a consulting contracts and legal fees associated with the S1 and incorporation fees.

Financial Condition

Total Assets.  Total assets at August 31, 2014 were $160,279.  Total assets consist of cash of $2,104 and prepaid expense of $158,175.  Total assets were due to cash received via subscription agreements and a consulting contract.

Total Liabilities.  Total liabilities at August 31, 2014 were $207,962.  Total liabilities consist of accounts payable of $9,000, notes payable of $194,800 and accrued interest of $4,162.  Total liabilities were due to the promissory note related to a consulting contract and a payable associated with the preparation of the S1.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss for the period ending August 31, 2014 of $149,133.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of services. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due and believe that our cash available, $2,104 as of August 31, 2014, is not sufficient to meet our needs for the next month of our limited operations.  At August 31, 2014 we had working capital deficit of $47,683.  Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the period ending August 31, 2014 was ($41,346).

Net cash provided by financing activities for the period ending August 31, 2014 was $43,450.  Net cash provided by financing activities is from the proceeds of stock sales.

We owe a note payable for a consulting fee to New Opportunity Business Solutions, Inc. of $199,800 with a 10% interest rate that was not paid as required. As a result we are accruing the interest monthly that could negatively affect our liquidity and cash flow should the note holder choose to force payment before the company is financially capable of servicing the note.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability.  Our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933. The following are the factors that we will consider in determining the method to fund the operations:

1. Are current cash flows sufficient or non-sufficient to fund the day to day operations?

2. Interest rate available and the collateral needed to secure a company loan?

3. The price per share required to raise private placement capital and what transaction exemptions from

registration may be relied upon provided by Regulation D, Rule 506 or conduct another private offering   under Section 4(2) of the Securities Act of 1933. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of August 31, 2014.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Table 3.0 Directors and Executive Officers

Name	Age	Position
Tania Martin-Mercado	37	CEO & President, Director

TANIA MARTIN-MERCADO

Ms. Martin-Mercado is a results-driven and highly adaptable Executive IT Professional with notable success driving a broad range of corporate fiscal, strategic, operations and IT initiatives in a variety of situations.  She has hands-on experience and a strong track record of performance in turnaround and high-paced organizations.   Ms. Martin-Mercado possesses superior interpersonal skills, capable of solving multiple and complex (sales, human resources, legal, financial, IT, operational) issues and motivating staff to peak performance.  Ms. Martin-Mercado has outstanding communication skills with exceptional drive to execute desirable project, contract, and budgetary outcomes utilizing a team approach to steer organizational improvement.  She is able to coordinate and direct all phases of project, contract, and program management efforts while maintaining high energy, motivation, and guiding teams.   She has over 18 years of IT experience, and holds a B.S. degree in Information Technology from Kaplan University, a M.S. in Information Systems and Technology Management with an emphasis in Health Information Technology from Capella University, and is currently attending Columbia University for an Executive M.S. in Technology Management.

Founded YGEIA Consulting Group - August 2014 to Present

In her current position as CEO, she serves as a trusted advisor to commercial agencies, private corporations and medical professionals in the Health Information Technology (HIT) field.

Founded Phronetik – 6/2013 to Present

In her current position as CEO, she focuses exclusively on the technology and information systems used within healthcare among hospitals, private practices, clinics and laboratories.

EgressONE Technology Group – 12/2008 – 5/2013

In her role as Chief Information Officer, took the business to full scale operation, implemented standard technology policies and procedures, streamlined technology processes, and developed strategic plans to advance company objectives and promote revenue.

EMC Corporation – 08/2008 - 08/2009

In her position as a Sr. Practice Consultant, Ms. Martin-Mercado focused on enterprise architecture, enterprise Infrastructure, cost benefit analysis, and project management.

Microsoft Corporation – 2/2006 – 08/2008

In her position as a Consultant for the Federal Sector, Ms. Martin-Mercado provided unified communications solutions, change control processes, risk analysis and risk mitigation for agencies within the Department of Homeland Security.

United States Army Reserves – 06/1996 – Present

Ms. Martin-Mercado is a Chief Warrant Officer 2 in the United States Army Reserves in the area of Cyber Information Systems. As of 2014, she has 18 proud years of military service

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period August 31, 2014, for services rendered in all capacities to us.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”  Currently, we have no employment agreements with any of our Directors or Officers.  All of our directors are unpaid.  Compensation for the future will be determined when and if additional funding is obtained.

Table 4.1 Summary Compensation Table - Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock	Option	Non-equity	Nonqualified	All other	Total
				Awards	Awards	incentive	deferred	compen-
						plan	compensation	sation
Name and principal position (1)	Year	($)	($)	($)	($)	compensation ($)	earnings ($)	($)	($)
Tania Martin-Mercado President, CEO	2014	-0-	-0-	2,000	-0-	-0-	-0-	-0-	2,000

 (1) There is no employment contract with Ms. Martin-Mercado at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future. . The amount of value for the services of Ms. Martin-Mercado was determined by agreement for shares in which each received as founders for (1) control (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by each is not reflective to the true value of the contributed efforts by Ms. Martin-Mercado and was arbitrarily determined by the company.

Table 4.2 Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees	Stock	Option	Non-equity	Nonqualified	All other	Total
	earned or	Awards	Award(s)	incentive	deferred	compen-
	paid in cash			Plan compensation	compensation earnings	sation
Name and principal position (1)	($)	($)	($)	($)	($)	($)	($)
Tania Martin-Mercado, President, CEO	-0-	-0-	-0-	-0-	-0-	-0-	-0-

 (1) There is no employment contract with Ms. Martin-Mercado at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future.

Compensation Committee Interlocks and Insider Participation

Currently, our Board of Directors consists of Ms. Martin-Mercado. We are not actively seeking additional board members at this time.  At present, the Board of Directors has not established any committees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of September 20, 2010, and our officers and directors, individually and as a group.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.  Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See “Selling Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 5.0 Beneficial Ownership

Amount and Nature of Beneficial Ownership Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Tania Martin-Mercado	20,000,000	20,000,000	94.56%	94.56%

Common Stock	All Executive Officers and Directors as a Group (1)	20,000,000	20,000,000	94.56%	94.56%

(1)

The percentages are based on a Before-Offering total of 21,332,000 shares of common stock issued and outstanding as of the date of this prospectus and assume all of the 1,332,000 shares of our selling security holders’ shares will be sold.

Transactions with Related Persons, Promoters and Certain Control Persons

In June 2014 the company issued our CEO 20,000,000 shares of common stock at par $0.0001 for services totaling $2,000.

New Opportunity Business Solutions, Inc. is a non-related entity that provides consulting services to our Company. YGCG is a client of New Opportunity Business Solutions, Inc. The original amount of the note payable was $199,800.  The note states a 10% interest rate. The note is as support for the consulting fee which was owed by YGCG but not paid as required. Both note and consulting agreement with all terms are attached as exhibits..

New Opportunity Business Solutions, the Consultant, shall serve generally, on a non-exclusive basis, as a corporate consultant. The services to be provided include but are not limited to the following: assist and oversee the filing of an S-1 Registration statement with the Securities Exchange Commission and any required amendments thereafter, assist and oversee the filing of a 15c211 with the Financial Investment Regulatory Authority (FINRA) and any required amendments thereafter, and those other filings that shall, from time to time, be required, to successfully obtain a quotation of the Company's common shares on the OTC Bulletin Board and obtain trading thereupon. The Consultant will also be responsible throughout the term for the timely preparation of financial statements, annual 10K and quarterly 10Q statements for review by a PCAOB accountant and the Company's SEC counsel, and assisting in timely EDGAR filing of 10K and 10Q's with the SEC. The goal of the consulting agreement is for the Company to obtain an effective S-1 registration statement and a trading symbol with the successful filing of the 15c211.

 The contract is for a 12 month term.  The amount of the contract is $199,800 due and payable in full on July 21, 2014. The Company will expense the contract over the 12 month term in the amount of $16,650 per month.   As of August 31, 2014 the company has expensed $41,625 and the prepaid balance was $158,175.

Our offices are currently located at 1278 Justin Road Ste 109-B4, Lewisville, TX 75077

Director Independence

We do not presently have any independent directors.  We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company.  Our Board of Directors is comprised of our President and CEO, Tania Martin-Mercado. Ms. Martin-Mercado is currently the majority shareholder of the company’s common equity. We intend to seek additional independent members for our board of directors when the market conditions improve and we are able to provide compensation for our board of director members.

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation do include a provision under Article VIII, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article VII, Section 4, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of YGEIA CONSULTING GROUP, Inc., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Messineo & Co, CPAs LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Ygeia Consulting Group, Inc.

Lewisville, Texas

We have audited the accompanying balance sheet of Ygeia Consulting Group, Inc. as of August 31, 2014 and the related statement of operations, statement of changes in stockholder’s deficit and statement of cash flows for the period from June 15, 2014 (date of inception) through August 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ygeia Consulting Group, Inc. as of August 31, 2014 and the results of its operations and its cash flows for the period from June 15, 2014 (date of inception) through August 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not commenced operations of its business plan, and may be unable to raise further equity or attain financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC

Clearwater, Florida

November 3, 2014

YGEIA CONSULTING GROUP

Balance Sheet

August 31,
2014

ASSETS
Current Assets
Cash and cash equivalents	$2,104
Prepaid expenses	158,175
Total Current Assets	160,279

TOTAL ASSETS	$160,279

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$9,000
Accrued interest	4,162
Note payable	194,800
Total Current Liabilities	207,962

TOTAL LIABILITIES	207,962

COMMITMENTS AND CONTINGENCIES

Stockholders' Deficit
Preferred stock: 100,000,000 authorized; $0.0001 par value; no shares issued and outstanding	-
Common stock: 500,000,000 authorized; $0.0001 par value; 21,332,000 shares issued and outstanding	2,133
Additional paid in capital	99,767
Subscription receivable	(450)
Accumulated deficit	(149,133)
Total Stockholders' Deficit	(47,683)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$160,279

The accompanying notes are an integral part of the audited financial statements

YGEIA CONSULTING GROUP

Statement of Operations
		June 15, 2014
		(inception)
		through
		August 31,
		2014

Revenues	$	---

Operating Expenses
Selling, general and administrative expenses		79,586
Professional fees		65,385
Total operating expenses		144,971

Net Income (Loss) from operations		(144,971)

Other income (expense)
Interest expense		(4,162)
Income tax		---

Net Income (Loss)		$(149,133)

Basic and diluted loss per share		$(0.01)

Weighted average number of
shares outstanding		20,836,079

The accompanying notes are an integral part of the audited financial statements

YGEIA CONSULTING GROUP

Statement of Changes in Stockholders' Deficit
From June 15, 2014 (inception) to August 31, 2014

			Additional
	Common Stock		Paid in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance as of June 15, 2014	—	$—	$—	$—	$—	$—

Issued 20 million shares of common to certain officers and directors for services at par $0.0001, June 17, 2014	20,000,000	2,000	—	—	—	2,000
Issued 680,000 shares of common for consulting services at $0.075 per share, June 17, 2014	680,000	68	50,932	—	—	51,000
Sale of 652,000 shares of common stock for cash to various investors at $0.075 per share, July and August, 2014	652,000	65	48,835	(450)	—	48,450

Net loss					(149,133)	(149,133)

Balance, August 31, 2014	21,332,000	$2,133	$99,767	$(450)	$(149,133)	$(47,683)

The accompanying notes are an integral part of the audited financial statements

YGEIA CONSULTING GROUP

Statement of Cash Flows
June 15, 2014
(inception)
through
August 31,
2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(149,133)
Adjustments to reconcile net loss to net
cash used in operations:
Stock issued for services	53,000
Recognition of prepaid expense	41,625
Changes in assets and liabilities:
Increase in accounts payable	9,000
Increase in accrued interest	4,162
Net Cash (used in) operating activities	(41,346)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable	(5,000)
Proceeds from equity issuances	48,450
Net Cash provided by financing activities	43,450

Net increase in cash and cash equivalents	2,104

Cash and cash equivalents
Beginning of period	—
End of period	$2,104

Supplemental cash flow information
Cash paid for interest	$—
Cash paid for taxes	$—
Supplemental non-cash investing and financing transactions:
Note payable issued for services	$199,800
The accompanying notes are an integral part of the audited financial statements

NOTE 1. NATURE OF BUSINESS

ORGANIZATION

YGEIA CONSULTING GROUP, INC. (hereinafter “YGCG”) is incorporated in the State of Florida in June 2014. We were formed as a consultant to the Healthcare industry.  The Healthcare industry is subject to constant change due to market trends, thereby making it extremely competitive. The Healthcare industry is complex, because several segments are regulated by both federal and state governments. YGCG’s approach assists general business operations with the growth and development, international expansion and marketing aspects of their business, allowing our potential customers to focus on the business aspects of operations. By using the services provided by YGCG, our clients are free to focus on compliance with regulations within their industry, and to complete their primary business goals.

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents totaled $2,104 at August 31, 2014.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, including cash, prepaid expenses, accounts payable, accrued expenses, and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

REVENUE RECOGNITION

The Company follows ASC 605, Revenue Recognition. The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives revenue from consulting arrangements with clients.  Revenue is generated by hourly fee structure or fixed contract costs, based on expected time to complete, additionally, costs incurred may be billed, as defined by the contractual arrangements.  There have been no revenues generated since inception.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of August 31, 2014.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at August 31, 2014.  As of August 31, 2014, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the period ending August 31, 2014 totaled $53,000.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and due to the absence of revenues it believes that there will be no material effect on the financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award’s grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4. PREPAID EXPENSE

The Company entered into a consulting agreement with New Opportunity Business Solutions, a non related party, on June 17, 2014.  New Opportunity Business Solutions is to provide consulting services assisting with the preparation of the S1 registration statement being filed with the Security and Exchange Commission.  The contract is for a 12 month term.  The amount of the contract is

$199,800 due and payable in full on June 18, 2014, on demand. The Company will expense the contract over the 12 month term in the amount of $16,650 per month.   As of August 31, 2014 the company has expensed $41,625 and the prepaid balance was $158,175.

The balance of prepaid expense at August 31, 2014 is $158,175.

NOTE 5. NOTES PAYABLE

Notes payable consisted of the following as of August 31, 2014:

August 31, 2014

New Opportunity Business Solutions, Inc., a non related party for consulting services to the Company. YGEIA CONSULTING GROUP, INC. (YGCG) is a client of New Opportunity Business Solutions, Inc. The original amount of the note payable was $199,800, dated June 18, 2014.  The note states a 10% interest rate with no set maturity date and is due on demand. Payment of principal and interest is due on demand and is not contingent. However to the extent that the Company incurs expense to accomplish the goal of the consulting agreement, the obligation of the company shall be reduced an equal amount. The note is as support for the consulting fee which was owed by YGCG but not paid as required. Both note and consulting agreement with all terms are attached as exhibits. Accrued interest at August 31, 2014 was $4,162.

$194,800

Total notes payable	$194,800

Current portion	$194,800

NOTE 6. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period June 15, 2014 (Inception) through August 31, 2014, the Company incurred losses of $149,133.  The net operating loss in the amount of $149,133, resulting from operating activities, result in deferred tax assets of approximately $50,705, at the effective statutory rates. Net operating loss carry-forwards begin expiring in 2033. The deferred tax asset has been off-set by an equal valuation allowance.

NOTE 7. SHAREHOLDERS’ EQUITY

On June 15, 2014 the Company, through approval of its Board of Directors, authorized common shares of 500,000,000 with a par value of $0.0001 and preferred share of 100,000,000 with a par value of $0.0001.

PREFERRED STOCK

No preferred shares have been issued and there has been no designation of series or preference, as allowable by state statutes.

COMMON STOCK

On June 17, 2014 the Company issued 20,000,000 shares, par value $0.0001, to Tania Martin-Mercado, CEO and Director in exchange for services totaling $2,000.

On June 17,2014the Company issued 680,000 shares, at $0.075 per share, to Soellingen Advisory Group, Inc., a non related party, in exchange for consulting services totaling $51,000.

During the Month of July 2014 the Company sold 6,000 shares to 3 shareholders via subscription at a value of $0.075 per share as a subscription receivable totaling $450.

During the Month of July and August 2014 the Company sold 6646,000 shares to 36 shareholders via subscription at a value of $0.075 per share for cash totaling $48,385.

There were 21,332,000 shares of common stock issued and outstanding at August 31, 2014.

WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company as of August 31, 2014.

NOTE 8. RELATED PARTY TRANSACTIONS

The controlling shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these parties.  There are no advances or amounts payable to any officer or shareholder, as of August 31, 2014.

During the period from inception through August 31, 2014, the Company has paid 22,510 in management fees to the sole officer of the Company for the fair value of services received.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its key employees, including the controlling shareholder who is the sole officer of the Company. The sole officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. There may be a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

EQUITY TRANSACTIONS

On June 17, 2014 the Company issued 20,000,000 shares, par value $0.0001, to Tania Martin-Mercado, CEO and Director in exchange for services totaling $2,000.

NOTE 9. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.   Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company as of August 31, 2014.

NOTE 11. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued, considered to be the date filed with the Securities and Exchange Commission. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

TABLE OF CONTENTS
PROSPECTUS SUMMARY
SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
Resale Offering
DESCRIPTION OF SECURITIES TO BE REGISTERED
INTEREST OF NAMED EXPERTS AND COUNSEL
INFORMATION WITH RESPECT TO THE REGISTRANT
Description of Business
Description of Property
Legal Proceedings
Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters
Reports to Security Holders
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Our Business
Results of Operation
Liquidity & Capital Resources
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
Directors and Executive Officers
Executive Compensation
Compensation Committee Interlocks and Insider Participation
Security Ownership of Certain Beneficial Owners and Management
Transactions With Related Persons, Promoters and Certain Control Persons
Director Independence
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INDEX TO FINANCIAL STATEMENTS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until

 (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution.

The following table sets forth the costs and expenses payable by YGEIA CONSULTING GROUP, INC. in connection with the sale of the securities being registered.  We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.  All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$5.21
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$0.00
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$10,000.00
Transfer Agent’s Fees and Expenses	$2,000.00
Miscellaneous	$5,000.00
Total	$20,005.21

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation, Article X, permits the corporation to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense.

In addition, our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification.  We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

CODE OF ETHICS

We have adopted a code of ethics as of April 2014 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission.  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-

0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of YGEIA CONSULTING GROUP, INC. common stock without registration during the last four years.  No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.  The following securities of YGEIA CONSULTING GROUP, INC.  Inc. were issued by YGCG within the past four (4) years and were not registered under the Securities Act of 1933: The shares of our common stock were issued pursuant to Section 4(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.   All shareholders in our Section 4(2) offering are sophisticated investors who are personally known by our president, Tania Martin-Mercado.  Each shareholder had sufficient knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or was otherwise able to bear the economic risks of an investment in our company.  Additionally, each shareholder was provided with access to the type of information about our company that would normally be provided in a prospectus.  Finally, the shareholders agreed not to resell or distribute the securities to the public and were aware that each certificate representing shares of our common stock would bear a restrictive transfer legend to prevent any unauthorized distribution.

Name of Stockholder	Shares Received	Date Shares Sold	Consideration
Dayle Scheinman	4,000	July 31, 2014	$ 300.00
John Hearld	200,000	July 31, 2014	$ 15,000.00
Victoria Hearld	200,000	July 31, 2014	$ 15,000.00
Ella Loud	12,000	July 31, 2014	$ 900.00
Eckars Loud Sr.	12,000	July 31, 2014	$ 900.00
Eckars Loud Jr.	4,000	July 31, 2014	$ 300.00
John Hearld Sr.	4,000	July 31, 2014	$ 300.00
Pearl Hearld	4,000	July 31, 2014	$ 300.00
Paul Witherspoon	4,000	July 31, 2014	$ 300.00
Jewel Witherspoon	2,000	July 31, 2014	$ 150.00
Gary Martin	4,000	July 31, 2014	$ 300.00
Katy Martin	4,000	July 31, 2014	$ 300.00
Shelby Martin	4,000	July 31, 2014	$ 300.00
E.J. Ford	4,000	July 31, 2014	$ 300.00
Cayenne Mayes	4,000	July 31, 2014	$ 300.00
Herman Cail	4,000	July 31, 2014	$ 300.00
Janeice Peoples	4,000	July 31, 2014	$ 300.00
Raamel Mitchell	1,000	July 31, 2014	$ 75.00
Emmanuel Simon	1,000	July 31, 2014	$ 75.00
Dominique Krefeld	4,000	July 31, 2014	$ 300.00
Erik Krefeld	4,000	July 31, 2014	$ 300.00
Jeffrey Linder	4,000	July 31, 2014	$ 300.00
Brett Krieger	4,000	July 31, 2014	$ 300.00
Monica von Rosenberg	4,000	July 31, 2014	$ 300.00
Michael Hefner	6,000	July 31, 2014	$ 450.00
Wes Burkett	50,000	July 31, 2014	$ 3,750.00
Alyn Burkett	50,000	July 31, 2014	$ 3,750.00
Joseph Burkett	8,000	July 31, 2014	$ 600.00
John McCann	6,000	July 31, 2014	$ 450.00
Kerry Bates	4,000	July 31, 2014	$ 300.00
Evan Rhone	4,000	July 31, 2014	$ 300.00
Victoria Mercado	2,000	July 31, 2014	$ 150.00
Marvin Martin	2,000	July 31, 2014	$ 150.00
Ginger Martin	2,000	July 31, 2014	$ 150.00
Bridgette Chavis	2,000	July 31, 2014	$ 150.00
Erma Salazar	4,000	July 31, 2014	$ 300.00
Edward Rodriguez	8,000	July 31, 2014	$ 600.00
Brig Johnson	4,000	July 31, 2014	$ 300.00
James Head	4,000	July 31, 2014	$ 300.00
Soellingen Advisory Group, Inc.[4]	680,000	June 17, 2014	Services
Tania Martin-Mercado	20,000,000	June 17, 2014	Services

Item 16. Exhibits and Financial Statement Schedules. The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.  All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	By-Laws
5	Opinion Regarding Legality and Consent of Counsel: by Clifford J. Hunt, Esq.
10.1	Consulting agreement dated June 19, 2014
10.2	Demand Note
14	Code of Ethics
23.1	Consent of Experts and Counsel: Independent Auditor’s Consent by Messineo and Co. CPA's (“DKM”).PublicAAccountantsAccountantsof Clearwater Florida (“DKM”).

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of, Lewisville, Texas on January 15, 2015

(Registrant)

YGEIA CONSULTING GROUP, INC.

By:  /s/ Tania Martin-Mercado

Tania Martin-Mercado, President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/ Tania Martin-Mercado	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Director	January 15, 2015